AGREEMENT AND PLAN OF REORGANIZATION

   THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan"), is made as of this 18th day of September, 2007, by and between Franklin Strategic Series ("Strategic Series"), a statutory trust created under the laws of the State of Delaware, with its principal place of business at One Franklin Parkway, San Mateo, California 94403-1906, on behalf of its series, Franklin U.S. Long-Short
Fund ("U.S. Long-Short Fund"), and Franklin Templeton International Trust ("International Trust"), a statutory trust created under the laws of the State of Delaware, with its principal place of business at One Franklin Parkway, San Mateo, California 94403-1906, on behalf of its series, Templeton Global Long-Short Fund ("Global Long-Short Fund").


                      PLAN OF REORGANIZATION

   The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by International Trust, on behalf of Global Long-Short Fund, of substantially all of the property, assets and goodwill of U.S. Long-Short Fund in exchange solely for full and fractional Class A shares of beneficial interest, without par value, of Global Long-Short Fund ("Global Long-Short Fund Shares"); (ii) the distribution of Global Long-Short Fund Shares to the shareholders of Class A shares of U.S. Long-Short Fund (the "U.S. Long-Short Fund Shares"), respectively, according to their respective interests in U.S. Long-Short Fund in complete liquidation of U.S. Long-Short Fund; and (iii) the dissolution of U.S. Long-Short Fund as soon as is practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of the Plan hereinafter set forth.


                             AGREEMENT

   In order to consummate the Plan of Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

1. SALE AND TRANSFER OF ASSETS, LIQUIDATION AND DISSOLUTION OF U.S. LONG-SHORT FUND.
(a) Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties of International Trust, on behalf of Global Long-Short Fund, herein contained, and in consideration of the delivery by International Trust of the number of Global Long-Short Fund Shares hereinafter provided, Strategic Series, on behalf of U.S. Long-Short Fund, agrees that it will convey, transfer and deliver to International Trust, for the benefit of Global Long-Short Fund, at the Closing all of U.S. Long-Short Fund's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for (i) cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (a) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date; and (b) pay such contingent liabilities as the Board of Trustees of Strategic Series shall reasonably deem to exist against U.S. Long-Short Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on U.S. Long-Short Fund's books, and (ii) any obligations and liabilities of U.S. Long-Short Fund relating to any open short sale positions that U.S. Long-Short Fund may have as of the Closing Date (the "Short Sale Obligations"), it being the intention of Global Long-Short Fund to assume any open short-sale positions of U.S. Long-Short Fund as of the Closing Date (hereinafter "Net Assets"). Neither International Trust nor Global Long-Short Fund shall assume any liability of U.S. Long-Short Fund or Strategic Series, other than any Short-Sale Obligations, and U.S. Long-Short Fund shall use its reasonable best efforts to discharge all of its known liabilities, so far as may be possible, from the cash, bank deposits and cash equivalent securities described above.

(b) Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties of Strategic Series, on behalf of U.S. Long-Short Fund, herein contained, and in consideration of such sale, conveyance, transfer, and delivery, International Trust agrees at the Closing to deliver to Strategic Series the number of Global Long-Short Fund Shares, determined by dividing the net asset value per share of Class A shares of U.S. Long-Short Fund by the net asset value per share of Class A shares of Global Long-Short Fund, and separately multiplying the result thereof by the number of outstanding Class A shares of U.S. Long-Short Fund, as of 1:00 p.m., Pacific Time, on the Closing Date. The Global Long-Short Fund Shares delivered to Strategic Series at the Closing shall have an aggregate net asset value equal to the value of U.S. Long-Short Fund's Net Assets, all determined as provided in Section 2 of this Plan and as of the date and time specified herein.

      (c) Immediately following the Closing, Strategic Series shall dissolve U.S. Long-Short Fund and distribute pro rata to U.S. Long-Short Fund's shareholders of record as of the close of business on the Closing Date, Global Long-Short Fund Shares received by U.S. Long-Short Fund pursuant to this Section 1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of Global Long-Short Fund of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Global Long-Short Fund Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of U.S. Long-Short Fund shall be entitled to surrender the same to the transfer agent for Global Long-Short Fund in exchange for the number of Global Long-Short Fund Shares of the same class into which the U.S. Long-Short Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Global Long-Short Fund Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of U.S. Long-Short Fund shall be deemed for all Global Long-Short Fund purposes to evidence ownership of the number of Global Long-Short Fund Shares into which the U.S. Long-Short Fund Shares (which prior to the Closing were represented thereby) have been converted.

(d) At the Closing, each shareholder of record of U.S. Long-Short Fund as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 8(e) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of U.S. Long-Short Fund that such person had on such Distribution Record Date.

2. VALUATION.
      (a) The net asset value of Global Long-Short Fund Shares and U.S. Long-Short Fund Shares and the value of U.S. Long-Short Fund's Net Assets to be acquired by Global Long-Short Fund hereunder shall in each case be computed as of 1:00 p.m., Pacific Time, on the Closing Date unless on such date (a) the New York Stock Exchange ("NYSE") is not open for unrestricted trading or
(b) the reporting of trading on the NYSE or elsewhere is disrupted or (c) any other extraordinary financial event or market condition occurs (all such events described in (a), (b) or (c) are each referred to as a "Market Disruption"). The net asset value per share of Global Long-Short Fund Shares and U.S. Long-Short Fund Shares and the value of U.S. Long-Short Fund's
Net Assets shall be computed in accordance with the valuation procedures set forth in the respective prospectuses of Global Long-Short Fund and U.S. Long-Short Fund.

      (b) In the event of a Market Disruption on the proposed Closing Date so that an accurate appraisal of the net asset value of Global Long-Short Fund Shares or U.S. Long-Short Fund Shares or the value of U.S. Long-Short Fund's Net Assets is impracticable, the Closing Date shall be postponed until the first business day when regular trading on the NYSE shall have been fully resumed and reporting shall have been restored and other trading markets are otherwise stabilized.

3. CLOSING AND CLOSING DATE.
   The Closing Date shall be September 18, 2007 or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Strategic Series at 2:00 p.m., Pacific Time, on the Closing Date. Strategic Series, on behalf of U.S. Long-Short Fund, shall have provided for delivery as of the Closing of those Net Assets of U.S. Long-Short Fund to be transferred to the account of Global Long-Short Fund's Custodian, JPMorgan Chase Bank, Network Management, 4 Chase MetroTech Center--10th Floor, Brooklyn, NY 11245. Also, Strategic Series, on behalf of U.S. Long-Short Fund, shall deliver at the Closing a list of names and addresses of the shareholders of record of each class of U.S. Long-Short Fund Shares and the number of full and fractional shares of beneficial interest owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 1:00 p.m., Pacific Time, on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. International Trust, on behalf of Global Long-Short Fund, shall provide evidence satisfactory to Strategic Series that the Global Long-Short Fund Shares to be delivered to the account of U.S. Long-Short Fund have been registered in an account on the books of Global Long-Short Fund in such manner as the officers of Strategic Series on behalf of U.S. Long-Short
Fund may reasonably request.

4. REPRESENTATIONS AND WARRANTIES BY INTERNATIONAL TRUST ON BEHALF OF GLOBAL LONG-SHORT FUND.
   International Trust, on behalf of Global Long-Short Fund, represents and warrants to Strategic Series that:
   (a) Global Long-Short Fund is a series of International Trust, a statutory trust created under the laws of the State of Delaware on March 19, 1991, and is validly existing under the laws of that State. International Trust is duly registered under the 1940 Act as an open-end, management investment company and all of the Global Long-Short Fund Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital.

   (b) International Trust is authorized to issue an unlimited number of shares of beneficial interest, without par value, of Global Long-Short Fund, and each outstanding share of which is, and each share of which when issued pursuant to and in accordance with the Plan will be, fully paid, non-assessable, and has or will have full voting rights. International Trust currently issues shares of two (2) series, including Global Long-Short Fund. Global Long-Short Fund is further divided into three classes of shares of which the Global Long-Short Fund Shares represent one class: Class A. No shareholder of International Trust shall have any option, warrant or preemptive right of subscription or purchase with respect to Global Long-Short Fund Shares.

   (c) The financial statements appearing in Global Long-Short Fund's Annual Report to Shareholders for the fiscal year ended October 31, 2006, audited by PricewaterhouseCoopers LLP and any interim unaudited financial statements fairly present the financial position of Global Long-Short Fund as of their respective dates and the results of Global Long-Short Fund's operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

   (d) The books and records of Global Long-Short Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Global
Long-Short Fund.

   (e) International Trust has the power to own all of its properties and assets, to perform its obligations under the Plan and to consummate the transactions contemplated herein. International Trust has all necessary federal, state and local authorizations, consents and approvals required to own all of its properties and assets and to conduct Global Long-Short Fund's business as such business is now being conducted and to consummate the transactions contemplated herein.

   (f) International Trust, on behalf of Global Long-Short Fund, is not a party to or obligated under any provision of its Declaration of Trust, as amended ("International Trust Declaration") or By-laws, as amended ("By-laws"), or any contract or any other commitment or obligation and is not subject to any order or decree that would be violated by its execution of or performance under the Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Global Long-Short Fund or International Trust of the transactions contemplated by the Plan, except for the registration of Global Long-Short Fund Shares under the 1933 Act, the 1940 Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder.

   (g) International Trust has elected to treat Global Long-Short Fund as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). Global Long-Short Fund is a "fund" as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception, and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

   (h) Global Long-Short Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section
368(a)(3)(A) of the Code.

   (i) Global Long-Short Fund does not have any unamortized or unpaid organizational fees or expenses.

   (j) Global Long-Short Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those incurred in the ordinary course of business as an investment company.

   (k) There is no intercorporate indebtedness existing between U.S. Long-Short Fund and Global Long-Short Fund that was issued, acquired or will be settled at a discount.

   (l) Global Long-Short Fund does not own, directly or indirectly, nor has it owned during the past five (5) years, directly or indirectly, any shares of U.S. Long-Short Fund.

   (m) International Trust has no plan or intention to issue additional shares of Global Long-Short Fund following the reorganization except for shares issued in the ordinary course of Global Long-Short Fund's business as a series of an open-end investment company; nor does International Trust have any plan or intention to redeem or otherwise reacquire any shares of Global Long-Short Fund issued pursuant to the Plan of Reorganization, either directly or through any transaction, agreement, or arrangement with any other person, other than in the ordinary course of its business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act.

   (n) Global Long-Short Fund is in the same line of business as U.S. Long-Short Fund before the Plan of Reorganization and did not enter into such line of business as part of the reorganization. Global Long-Short Fund will actively continue U.S. Long-Short Fund's business in substantially the same manner that U.S. Long-Short Fund conducted that business immediately before the Plan of Reorganization and has no plan or intention to change such business. On the Closing Date, Global Long-Short Fund expects that at least 33 1/3% of U.S. Long-Short Fund's portfolio assets will meet the investment objectives, strategies, policies, risks and restrictions of Global Long-Short Fund. Global Long-Short Fund has no plan or intention to change any of its investment objectives, strategies, policies, risks and restrictions after the reorganization. Global Long-Short Fund has no plan or intention to sell or otherwise dispose of any of the former assets of U.S. Long-Short Fund, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business, Global Long-Short Fund will continuously review its investment portfolio (as U.S. Long-Short Fund did before the Closing) to determine whether to retain or dispose of particular stocks or securities, including those included among the former assets of U.S. Long-Short Fund.

   (o) The registration statement on Form N-14 referred to in
Section 7(g) hereof (the "Registration Statement"), and any prospectus or statement of additional information of Global Long-Short Fund contained or incorporated therein by reference, and any supplement or amendment to the Registration Statement or any such prospectus or statement of additional information, on the effective and clearance dates of the Registration Statement, on the date of the Special Meeting of U.S. Long-Short Fund shareholders, and on the Closing Date: (a) shall comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (b) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading.

5. REPRESENTATIONS AND WARRANTIES BY STRATEGIC SERIES ON BEHALF
OF U.S. LONG-SHORT FUND.
   Strategic Series, on behalf of U.S. Long-Short Fund, represents and warrants to International Trust that:
   (a) U.S. Long-Short Fund is a series of Strategic Series, a statutory trust created under the laws of the State of Delaware on January 25, 1991, and is validly existing under the laws of the State of Delaware. Strategic Series is duly registered under the 1940 Act as an open-end, management investment company and all of Strategic Series' U.S. Long-Short Fund Shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

   (b) Strategic Series is authorized to issue an unlimited number of shares of beneficial interest, without par value, of U.S. Long-Short Fund, and each outstanding share of which is fully paid, non-assessable, and has full voting rights. Strategic
Series issues shares of twelve (12) series, including U.S. Long-Short Fund. U.S. Long-Short Fund has one class of shares:
Class A, and an unlimited number of shares of beneficial interest of Strategic Series have been allocated and designated to such class of U.S. Long-Short Fund. No shareholder of Strategic Series has or will have any option, warrant or preemptive rights of subscription or purchase with respect to U.S. Long-Short Fund Shares.

   (c) The financial statements appearing in U.S. Long-Short Fund's Annual Report to Shareholders for the fiscal year ended April 30, 2006, audited by PricewaterhouseCoopers LLP and any interim financial statements for Strategic Series fairly present the financial position of U.S. Long-Short Fund as of their respective dates and the results of U.S. Long-Short Fund's operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

   (d) Strategic Series has the power to own all of its properties and assets, to perform its obligations under the Plan and to consummate the transactions contemplated herein. Strategic Series has all necessary federal, state and local authorizations, consents and approvals required to own all of its properties and assets and to conduct U.S. Long-Short Fund's business as such business is now being conducted and to consummate the transactions contemplated herein.

   (e) Strategic Series, on behalf of U.S. Long-Short Fund, is not a party to or obligated under any provision of its Declaration of Trust, as amended ("Strategic Series Trust Instrument"), or Bylaws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under the Plan. U.S.
Long-Short Fund has no material contracts or other commitments (other than the Plan or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under this Plan) which will not be terminated by U.S. Long-Short Fund in accordance with their terms at or prior to the Closing Date, or which will result in a penalty or additional fee to be due or payable by U.S. Long-Short Fund.

   (f) Strategic Series has elected to treat U.S. Long-Short Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code. U.S. Long-Short Fund is a "fund" as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception, and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

   (g) U.S. Long-Short Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section
368(a)(3)(A) of the Code.

   (h) U.S. Long-Short Fund does not have any unamortized or unpaid organization fees or expenses.

   (i) U.S. Long-Short Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 5(c) hereof and those incurred in the ordinary course of business as an investment company.

   (j) Since October 31, 2006 there has not been any material adverse change in U.S. Long-Short Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of its business.

   (k) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by U.S. Long-Short Fund or Strategic Series of the transactions contemplated by the Plan, except the necessary U.S. Long-Short Fund shareholder approval, or as may otherwise be required under the federal or state securities laws or the rules and regulations thereunder.

   (l) There is no intercorporate indebtedness existing between U.S. Long-Short Fund and Global Long-Short Fund that was issued, acquired or will be settled at a discount.

   (m) During the five-year period ending on the Closing Date, (i) U.S. Long-Short Fund has not acquired, and will not acquire, U.S. Long-Short Fund Shares with consideration other than Global Long-Short Fund Shares or U.S. Long-Short Fund Shares, except for redemptions in the ordinary course of U.S. Long-Short Fund's business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act, and (ii) no distributions have been made with respect to U.S. Long-Short Fund Shares (other than regular, normal dividend distributions made pursuant to the U.S. Long-Short Fund's historic dividend paying practice), either directly or through any transaction, agreement, or arrangement with any other person, except for distributions described in Sections 852 and 4982 of the Code.

   (n) As of the Closing Date, U.S. Long-Short Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire shares of U.S. Long-Short Fund, except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end management investment company operating under the 1940 Act.

   (o) Throughout the five year period ending on the Closing Date, U.S. Long-Short Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax
Regulations under the Code. U.S. Long-Short Fund did not enter into (or expand) a line of business as part of the Plan of Reorganization. U.S. Long-Short Fund will not alter its investment portfolio in connection with the Plan of Reorganization.

6. REPRESENTATIONS AND WARRANTIES BY STRATEGIC SERIES AND
INTERNATIONAL TRUST.
   Strategic Series, on behalf of U.S. Long-Short Fund, and International Trust, on behalf of Global Long-Short Fund, each represents and warrants to the other that:
   (a) The statement of assets and liabilities to be furnished by it as of 1:00 p.m., Pacific Time, on the Closing Date for the purpose of determining the number of Global Long-Short Fund Shares to be issued pursuant to Section 1 of the Plan, will accurately reflect each Fund's Net Assets and outstanding shares, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

   (b) Except as disclosed in its currently effective prospectus relating to U.S. Long-Short Fund, in the case of Strategic Series, and Global Long-Short Fund, in the case of International Trust, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against it. Neither International Trust nor Strategic Series is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects Global Long-Short Fund's or U.S. Long-Short Fund's business or their ability to consummate the transactions herein contemplated.

   (c) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

   (d) The execution, delivery, and performance of the Plan have been duly authorized by all necessary action of its Board of Trustees, and the Plan, subject to the approval of U.S. Long-Short Fund's shareholders in the case of Strategic Series, constitutes a valid and binding obligation enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

   (e) It anticipates that consummation of the Plan will not cause either U.S. Long-Short Fund, in the case of Strategic Series, nor Global Long-Short Fund, in the case of International Trust, to fail to conform to the requirements of Subchapter M of the Code for federal income taxation qualification as a RIC at the end their respective fiscal years.

7. COVENANTS OF STRATEGIC SERIES AND INTERNATIONAL TRUST.
      (a) Strategic Series, on behalf of U.S. Long-Short Fund, and International Trust, on behalf of Global Long-Short Fund, each covenants to operate their respective businesses as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include the distribution of customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise taxes.

      (b) Strategic Series, on behalf of U.S. Long-Short Fund, undertakes that it will not acquire Global Long-Short Fund Shares for the purpose of making distributions thereof to anyone other than U.S. Long-Short Fund's shareholders.

      (c) Strategic Series, on behalf of U.S. Long-Short Fund, undertakes that, if the Plan is consummated, it will liquidate and dissolve U.S. Long-Short Fund.

      (d) Strategic Series, on behalf of U.S. Long-Short Fund, and International Trust, on behalf of Global Long-Short Fund, each agree that, by the Closing, all of their federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes, and to the best of their knowledge no such tax return is currently under audit and no tax deficiency or liability has been asserted with respect to such tax returns or reports by the Internal Revenue Service or any state or local tax authority.

      (e) At the Closing, Strategic Series, on behalf of U.S. Long-Short Fund, will provide Global Long-Short Fund a copy of the shareholder ledger accounts, certified by U.S. Long-Short Fund's transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of U.S. Long-Short Fund Shares as of 1:00 p.m., Pacific Time, on the Closing Date who are to become shareholders of Global Long-Short Fund as a result of the transfer of assets that is the subject of the Plan.

      (f) The Board of Trustees of Strategic Series shall call and Strategic Series shall hold, a Special Meeting of U.S. Long-Short Fund's shareholders to consider and vote upon the Plan (the "Special Meeting") and Strategic Series shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein. Strategic Series agrees to mail to each shareholder of record of U.S. Long-Short Fund entitled to vote at the Special Meeting at which action on the Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus/Proxy Statement that complies in all material respects with the applicable provisions of the 1933 Act, Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

      (g) International Trust has filed with the SEC the Registration Statement and will use its best efforts to provide that the Registration Statement becomes effective as promptly as is practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the Special Meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (h) Subject to the provisions of this Plan, International Trust and Strategic Series each shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Plan.

8. CONDITIONS PRECEDENT TO BE FULFILLED BY STRATEGIC SERIES AND INTERNATIONAL TRUST.
   The consummation of the Plan hereunder shall be subject to the following respective conditions:
   (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

   (b) That each party shall have delivered to the other party a copy of the resolutions approving the Plan adopted and approved by the appropriate action of the Board of Trustees certified by its Secretary or equivalent officer of each of the Funds.

   (c) That the SEC shall have declared effective the Registration Statement and not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

   (d) That the Plan and the Plan of Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of U.S. Long-Short Fund at a meeting or any adjournment thereof.

   (e) That a distribution or distributions shall have been declared for U.S. Long-Short Fund prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 1:00 p.m. Pacific Time, on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any prior period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(9) of the Code.

   (f) That all required consents of other parties and all other consents, orders, and permits of federal, state and local authorities (including those of the SEC and of state Blue Sky securities authorities, including any necessary "no-action" positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of material adverse effect on the assets and properties of U.S. Long-Short Fund or Global Long-Short Fund.

   (g) That there shall be delivered to Strategic Series, on behalf of U.S. Long-Short Fund, and International Trust, on behalf of Global Long-Short Fund, an opinion in form and substance satisfactory to them, from the law firm of Stradley Ronon Stevens & Young, LLP, counsel to International Trust and Strategic Series, to the effect that, provided the transaction contemplated hereby is carried out in accordance with the Plan, the laws of the State of Delaware, and based upon certificates of the officers of Strategic Series and International Trust with regard to matters of fact:

      (1) The acquisition by Global Long-Short Fund of substantially all the assets of U.S. Long-Short Fund as provided for herein in exchange solely for Global Long-Short Fund Shares and the assumption of Global Long-Short Fund of the Short-Sale Obligations of U.S. Long-Short Fund, followed by the distribution by U.S. Long-Short Fund to its shareholders of Global Long-Short Fund Shares in complete liquidation of U.S. Long-Short Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and U.S. Long-Short Fund and Global Long-Short Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

      (2) No gain or loss will be recognized by U.S. Long-Short
Fund upon the transfer of substantially all of its assets to, and the assumption of its Short-Sale Obligations by, Global
Long-Short Fund in exchange solely for voting shares of Global
Long-Short Fund (Sections 361(a) and 357(a) of the Code);

      (3) Global Long-Short Fund will recognize no gain or loss upon the receipt of substantially all of the assets of U.S. Long-Short Fund in exchange solely for voting shares of Global Long-Short Fund and the assumption by Global Long-Short Fund of the Short-Sale Obligations of U.S. Long-Short Fund (Section 1032(a) of the Code);

      (4) No gain or loss will be recognized by U.S. Long-Short
Fund upon the distribution of Global Long-Short Fund Shares to its shareholders in liquidation of U.S. Long-Short Fund (in pursuance of the Plan) (Section 361(c)(1) of the Code);

      (5) The basis of the assets of U.S. Long-Short Fund received by Global Long-Short Fund will be the same as the basis of such assets to U.S. Long-Short Fund immediately prior to the Plan of Reorganization (Section 362(b) of the Code);

      (6) The holding period of the assets of U.S. Long-Short Fund received by Global Long-Short Fund will include the period during which such assets were held by U.S. Long-Short Fund (Section
1223(2) of the Code);

      (7) No gain or loss will be recognized by the shareholders of U.S. Long-Short Fund upon the exchange of their shares in U.S.
Long-Short Fund for voting shares of Global Long-Short Fund including fractional shares to which they may be entitled
(Section 354(a) of the Code);

      (8) The basis of Global Long-Short Fund Shares received by the shareholders of U.S. Long-Short Fund shall be the same as the basis of the U.S. Long-Short Fund Shares exchanged therefor
(Section 358(a)(1) of the Code);

      (9) The holding period of Global Long-Short Fund Shares received by shareholders of U.S. Long-Short Fund (including fractional shares to which they may be entitled) will include the holding period of U.S. Long-Short Fund Shares surrendered in exchange therefor, provided that U.S. Long-Short Fund Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

      (10) Global Long-Short Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury Regulations")) the items of U.S. Long-Short Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

    (h) That there shall be delivered to International Trust, on behalf of Global Long-Short Fund, an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to Strategic Series, on behalf of U.S. Long-Short Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

      (1) U.S. Long-Short Fund is a series of Strategic Series and that Strategic Series is a validly existing statutory trust in good standing under the laws of the State of Delaware;

      (2) Strategic Series is authorized to issue an unlimited number of shares of beneficial interest, without par value, of U.S. Long-Short Fund. One class of shares of U.S. Long-Short Fund (Class A) has been designated as U.S. Long-Short Fund Shares, and an unlimited number of shares of beneficial interest of Strategic Series have been allocated to U.S. Long-Short Fund Shares;

      (3) Strategic Series is an open-end investment company of the management type registered as such under the 1940 Act;

      (4) The execution and delivery of the Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of Strategic Series on behalf of U.S. Long-Short Fund; and

      (5) The Plan is the legal, valid and binding obligation of Strategic Series, on behalf of U.S. Long-Short Fund, and is enforceable against Strategic Series, on behalf of U.S.
Long-Short Fund, in accordance with its terms.

      In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Strategic Series with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Strategic Series.
  (i) That there shall be delivered to Strategic Series, on behalf of U.S. Long-Short Fund, an opinion in form and substance satisfactory to it from the law firm of Stradley Ronon Stevens & Young, LLP, counsel to International Trust, on behalf of Global Long-Short Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:
      (1) Global Long-Short Fund is a series of International Trust and International Trust is a validly existing statutory trust in good standing under the laws of the State of Delaware;

      (2) International Trust is authorized to issue an unlimited number of shares of beneficial interest, without par value, of Global Long-Short Fund;

      (3) International Trust is an open-end investment company of the management type registered as such under the 1940 Act;

      (4) Global Long-Short Fund Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued and delivered as provided in the Plan and the Registration Statement, will have been validly issued and fully paid and will be non-assessable by International Trust, on behalf of Global Long-Short Fund;

      (5) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of International Trust, on behalf of Global Long-Short Fund;

      (6) The Plan is the legal, valid and binding obligation of International Trust, on behalf of Global Long-Short Fund, and is enforceable against International Trust, on behalf of Global
Long-Short Fund, in accordance with its terms; and

      (7) To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the SEC under the 1933 Act.

   In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of International Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of International Trust.
   (j) That U.S. Long-Short Fund shall have received a certificate from the President or any Vice President and the Secretary or any Assistant Secretary of International Trust, on behalf of Global Long-Short Fund, to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective and at the date of the signing of this Plan, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   (k) That International Trust's Registration Statement with respect to Global Long-Short Fund Shares to be delivered to U.S. Long-Short Fund's shareholders in accordance with the Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

   (l) That Global Long-Short Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Global Long-Short Fund Shares lawfully to be delivered to each holder of U.S. Long-Short Fund Shares.

   (m) That, at the Closing, there shall be transferred to International Trust, on behalf of Global Long-Short Fund, aggregate Net Assets of U.S. Long-Short Fund comprising at least
90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of U.S. Long-Short Fund on the Closing Date.

   (n) That there be delivered to International Trust, on behalf of Global Long-Short Fund, information concerning the tax basis of U.S. Long-Short Fund in all securities transferred to Global Long-Short Fund, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of U.S. Long-Short Fund as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with U.S. Long-Short Fund with respect to each shareholder.

9. EXPENSES.
    The expenses of entering into and carrying out the provisions of this Plan shall be borne as follows: Franklin Advisers, Inc. will pay 50% of the expenses, including the costs of the proxy solicitation, and U.S. Long-Short Fund and Global Long-Short Fund will each pay 25% of the such expenses.

10. TERMINATION; POSTPONEMENT; WAIVER; ORDER.
   (a) Anything contained in the Plan to the contrary notwithstanding, the Plan may be terminated and the Plan of Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of U.S. Long-Short Fund) prior to the Closing, or the Closing may be postponed as follows:
      (1) by mutual consent of Strategic Series, on behalf of U.S. Long-Short Fund, and International Trust, on behalf of Global Long-Short Fund;

      (2) by International Trust, on behalf of Global Long-Short Fund, if any condition of its obligations set forth in Section 8 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met; or

      (3) by Strategic Series, on behalf of U.S. Long-Short Fund, if any conditions of its obligations set forth in Section 8 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met.

   (b) If the transactions contemplated by the Plan have not been consummated by December 31, 2007, the Plan shall automatically terminate on that date, unless a later date is agreed to by both
International Trust and Strategic Series.

   (c) In the event of termination of the Plan prior to consummation of the Plan of Reorganization pursuant to the provisions hereof, the same shall become void and have no further effect, and neither Strategic Series, International Trust, U.S. Long-Short Fund nor Global Long-Short Fund, nor their trustees, officers, or agents or the shareholders of U.S. Long-Short Fund or Global Long-Short Fund shall have any liability in respect of this Plan, but all expenses incidental to the preparation and carrying out of the Plan shall be paid as provided in Section 9 hereof.

   (d) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the party who is entitled to the benefit thereof if, in the judgment of such party, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to its shareholders, on behalf of whom such action is taken.

   (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Plan on the Closing Date, and neither Strategic Series nor International Trust, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.

   (f) If any order or orders of the SEC with respect to the Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of Strategic Series, on behalf of U.S. Long-Short Fund, or the Board of Trustees of International Trust, on behalf of Global Long-Short Fund, to be acceptable, such terms and conditions shall be binding as if a part of the Plan without further vote or approval of the shareholders of U.S. Long-Short Fund, unless such terms and conditions shall result in a change in the method of computing the number of Global Long-Short Fund Shares to be issued to U.S. Long-Short Fund in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of U.S. Long-Short Fund prior to the meeting at which the transactions contemplated by this Plan shall have been approved, this Plan shall not be consummated and shall terminate unless Strategic Series shall promptly call a special meeting of the shareholders of U.S. Long-Short Fund at which such conditions so imposed shall be submitted for approval.

11. LIABILITY OF INTERNATIONAL TRUST AND STRATEGIC SERIES.
    (a) Each party acknowledges and agrees that all obligations of International Trust under the Plan are binding only with respect to Global Long-Short Fund; that any liability of International Trust under this Plan with respect to International Trust, or in connection with the transactions contemplated herein with respect to Global Long-Short Fund, shall be discharged only out of the assets of Global Long-Short Fund; that no other series of International Trust shall be liable with respect to the Plan or in connection with the transactions contemplated herein; and that neither Strategic Series nor U.S. Long-Short Fund shall seek satisfaction of any such obligation or liability from the shareholders of International Trust, the trustees, officers, employees or agents of International Trust, or any of them.

    (b) Each party acknowledges and agrees that all obligations of Strategic Series under the Plan are binding only with respect to U.S. Long-Short Fund; that any liability of Strategic Series under this Plan with respect to U.S. Long-Short Fund, or in connection with the transactions contemplated herein with respect to U.S. Long-Short Fund, shall be discharged only out of the assets of U.S. Long-Short Fund; that no other series of Strategic Series shall be liable with respect to this Plan or in connection with the transactions contemplated herein; and that neither International Trust nor Global Long-Short Fund shall seek satisfaction of any such obligation or liability from the shareholders of Strategic Series, the trustees, officers, employees or agents of Strategic Series, or any of them.

12. ENTIRE AGREEMENT AND AMENDMENTS.
   The Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by the Plan other than those set forth herein or herein provided for. The Plan may be amended only by mutual consent of the parties in writing. Neither the Plan nor any interest herein may be assigned without the prior written consent of the other party.

13. COUNTERPARTS.
   The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

14. NOTICES.
   Any notice, report, or demand required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Global Long-Short Fund, at Franklin Templeton International Trust, One Franklin Parkway, San Mateo, California 94403-1906, Attention: Secretary, or U.S. Long-Short Fund, at Franklin Strategic Series, One Franklin Parkway, San Mateo, California 94403-1906, Attention: Secretary, as the case may be.

15. GOVERNING LAW.
    This Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.

   IN WITNESS WHEREOF, Strategic Series, on behalf of U.S.
Long-Short Fund, and International Trust, on behalf of Global
Long-Short Fund, have each caused this Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

                     FRANKLIN STRATEGIC SERIES,
                     on behalf of FRANKLIN U.S. LONG-SHORT FUND
                           By: /s/ KAREN L. SKIDMORE
                           Name:   Karen L. Skidmore
                           Title:  Secretary

                     FRANKLIN TEMPLETON INTERNATIONAL TRUST,
                     on behalf of TEMPLETON GLOBAL LONG-SHORT FUND
                           By: /s/ KAREN L. SKIDMORE
                           Name:   Karen L. Skidmore
                           Title:  Secretary